 EX‑35.2

NS Servicing II, LLC

399 Park Avenue, 18th Floor

New York, New York 10022

ANNUAL OFFICERS’ CERTIFICATE

Reference is hereby made to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8 (the "Trust"), issued pursuant to that certain Pooling and Servicing Agreement, dated as of February 1, 2013 (the "Agreement"), by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as servicer (the "Servicer"), NS Servicing II, LLC, as special servicer (the "Special Servicer"), U.S. Bank National Association, as trustee (the "Trustee"), Wells Fargo Bank, National Association, as certificate administrator, certificate registrar and authenticating agent (the "Certificate Administrator") and, in its capacity as Custodian (the “Custodian”), and Situs Holdings, LLC, as trust advisor (the “Trust Advisor”). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 13.9 of this Agreement, we, Matt Brandwein, Chief Accounting Officer, Ronald J. Lieberman, Executive Vice President, General Counsel and Secretary and Daniel D. Raffe, Executive Vice President, of NorthStar Asset Management Group, LLC, sole Member of the Special Servicer, do hereby certify in our capacities as officers of NorthStar Asset Management Group, LLC and without personal liability:

1. A review of the activities of the Special Servicer during the year ended December 31, 2015 (the “Reporting Period”) and of its performance under the Agreement during such period has been made under our supervision; and

2. To the best of our knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 2nd day of March 2016.

/s/ Matt Brandwein

Matt Brandwein

Chief Accounting Officer

NorthStar Asset Management Group, LLC, sole Member of Special Servicer

/s/ Ronald J. Lieberman

Ronald J. Lieberman

Executive Vice President, General Counsel and Secretary

NorthStar Asset Management Group, LLC, sole Member of Special Servicer

/s/ Daniel D. Raffe

Daniel D. Raffe

Executive Vice President

NorthStar Asset Management Group, LLC, sole Member of Special Servicer